UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


                     February 4, 2005 (February 3, 2005)
             ------------------------------------------------------
               Date of Report (Date of earliest event reported)


                          Poster Financial Group, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Nevada                    333-114335               56-2370836
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(State or other jurisdiction       (Commission              (I.R.S. Employer
   of incorporation)               File Number)            Identification No.)


129 E. Fremont Street, Las Vegas, NV                             89101
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code (702) 385-7111
                                                   ---------------


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

            On February 4, 2005, Poster Financial Group, Inc. ("PFG") announced that it had entered into an agreement to sell the Golden Nugget Hotel-Casino Las Vegas to Houston, Texas-based Landry's Restaurants, Inc. ("Landry's") for approximately $140 million in cash, and an additional payment by Landry's for certain working capital liabilities. Under the terms of the transaction, PB Gaming, the sole stockholder of PFG, would sell all of the shares of PFG to LSRI Holdings, Inc. ("LSRI"), a wholly owned subsidiary of Landry's.

            Pursuant to the terms of the purchase agreement, LSRI deposited $25,000,000 into an escrow account with Chicago Title of Nevada, Inc., the escrow agent, as a non-refundable deposit, except as otherwise expressly provided in the purchase agreement.

            Under the terms of the purchase agreement, PFG's currently outstanding Senior Secured Notes due 2011 ("Notes") will remain outstanding obligations of PFG following the closing. The consummation of the sale will result in a change of control of PFG under the terms of the Notes and, as a result, PFG will be required within 30 days of such change of control to commence an offer to purchase any of its Notes for 101% of the aggregate principal amount of such Notes, plus any accrued and unpaid interest. Under the terms of the purchase agreement, amounts outstanding at closing under PFG's senior credit facility will be paid off by Landry's or Landry's will seek consent from the lender under such facility for such amounts to remain outstanding. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

            It is anticipated that the transaction will close within the next twelve months, subject to customary closing conditions contained in the purchase agreement, including receipt of all necessary governmental, gaming and other regulatory approvals. The full text of the purchase agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

            (c)  Exhibits

                 Exhibit 2.1 Stock Purchase Agreement, dated as of February 3, 2005, by and among PB Gaming, Inc., as Seller, Poster Financial Group, Inc., LSRI Holdings, Inc., as Purchaser, and Landry's Restaurants, Inc.

                 Exhibit 99.1 Press release announcing sale of the Golden Nugget Hotel-Casino Las Vegas to Landry's Restaurants, Inc. published February 4, 2005.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         POSTER FINANCIAL GROUP, INC.


Date: February 4, 2005                    By: /s/ Joanne M. Beckett
                                              --------------------------------
                                              Name:  Joanne M. Beckett
                                              Title: Senior Vice President and
                                                     General Counsel

                                 EXHIBIT INDEX

Exhibit No.

Exhibit 2.1 Stock Purchase Agreement, dated as of February 3, 2005, by and among PB Gaming, Inc., as Seller, Poster Financial Group, Inc., LSRI Holdings, Inc., as Purchaser, and Landry's Restaurants, Inc.

Exhibit 99.1 Press release announcing sale of the Golden Nugget Hotel-Casino Las Vegas to Landry's Restaurants, Inc. published February 4, 2005.